UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2010

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 State Highway 121 Bypass, Building A, Suite 250 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Introduction

On March 15, 2010, the compensation committee, which consists entirely of independent directors, recommended and the Board of Directors of the Company (the “Board”) approved, subject to stockholder approval, the U.S. Home Systems, Inc.’s 2010 Equity Incentive Plan (“2010 Stock Plan”), a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K. At our 2010 Annual Meeting of U.S. Home Systems, Inc. (the “Company”) stockholders held on June 17, 2010, the Company’s stockholders approved the Company’s 2010 Stock Plan, with a majority of the shares present in person or by proxy entitled to vote on, and voted for or against, voting for the 2010 Stock Plan pursuant to the Company’s Bylaws, Section 162(m) and Section 422(b) of the Internal Revenue Code (the “Code”) and Rule 5635(e)(4) of the NASDAQ Listing Rules.

Administration and Shares Reserved for Issuance

The 2010 Stock Plan will be administered by our compensation committee, which consists entirely of independent directors. Awards available for grant under the 2010 Stock Plan are as described in the section below titled “Type of Awards.” Participants in the 2010 Stock Plan are employees, directors, consultants or advisors of U.S. Home Systems, Inc. and its subsidiaries, as the compensation committee may designate (“participants”). The maximum number of shares of stock for which awards may be granted under the 2010 Stock Plan to any single participant in any calendar year will not exceed 100,000 shares of common stock, subject to adjustment as discussed below. All plan awards granted under the 2010 Stock Plan will be evidenced by agreements in a form designated by the compensation committee, and subject to the terms and conditions of the 2010 Stock Plan.

500,000 shares are reserved for issuance and available for awards under the 2010 Stock Plan. In general, all awards under the 2010 Stock Plan will be counted against this reserve on a one-for-one basis. Shares of common stock underlying awards under the 2010 Stock Plan that expire or are forfeited or terminated for any reason (as a result, for example, of the lapse of an option or a forfeiture of restricted shares), as well as any shares underlying an award that is settled in cash rather than stock, will be available for future grants under the 2010 Stock Plan. Likewise, the full number of shares with respect to which a stock appreciation right is granted will count against the pool of shares of common stock or shares of common stock reacquired by U.S. Home Systems, Inc., including shares purchased in the open market.

Type of Awards

The 2010 Stock Plan provides for the grant of incentive stock options, nonqualified stock options, reload options, stock appreciation rights and restricted stock awards.

Stock Options. Participants receiving options (“optionees”) have the right to purchase a specified number of shares of stock at a specified exercise price, subject to the terms and conditions established by the compensation committee and specified in an agreement memorializing the grant. The price at which a share of common stock may be purchased upon exercise of an option granted under the plan will be determined by the compensation committee, but (a) in the case of an incentive stock option, if granted to a participant who, at the time of grant, owns shares representing more than 10% of the voting power of our capital stock outstanding, such purchase price will not be less than 110% of the fair market value of a share of common stock on the date such option is granted and, if granted to any other participant, such purchase price will not be less than the fair market value of a share of common stock on the date such option is granted, and (b) in the case of an option that does not constitute an incentive stock option, such purchase price will not be less than 100% of the fair market value of a share of common stock on the date such option is granted. Fair market value on a given day means the closing price per share of the common stock on the Global Market System of NASDAQ as to the date specified or if the Global Market System ceases to be the principal exchange or quotation system upon which the shares of the common stock are listed or quoted, then such exchange or quotation systems upon which we elect to list or quote our shares of common stock (the “fair market value”). The compensation committee may grant to a participant options that qualify as incentive stock options, nonqualified stock options or a combination of incentive and nonqualified stock options, and may grant to a participant the right to receive reload options and stock appreciation rights (as further described below).

Stock options must be exercised within a period fixed by the compensation committee. The optionee must pay the exercise price for shares to be purchased in full at the time of exercise in cash or in whole or in part, by tendering (either actually or by attestation) shares of U.S. Home Systems, Inc. common stock as determined by the compensation committee at the time of grant, as provided in the applicable award agreement and as are permissible under the terms of the 2010 Stock Plan. Upon approval, options may be exercised in the form of a “cashless exercise” through a broker based on the broker’s agreement to deliver sufficient funds to pay the applicable exercise price and tax withholding, if any.

Stock Appreciation Rights. If authorized by the agreement memorializing an award of stock options, a participant may receive, upon surrender of his or her right to purchase common stock under the stock option, a payment (in cash or shares of common stock, or a combination thereof) equal to (i) the excess of the fair market value of the shares with respect to which the right to purchase was surrendered over the option exercise price of such shares, times (ii) the number of shares of common stock with respect to which the right to purchase was surrendered. All of the terms and conditions of the stock appreciation right are established by the compensation committee and specified in an agreement memorializing the grant. Stock appreciation rights must be exercised within a period fixed by the compensation committee.

Reload Options. Concurrently with the award of nonqualified or incentive stock options, the compensation committee may authorize reload options to purchase for cash or shares that number of shares of U.S. Home Systems, Inc. common stock equal to the sum of the number of shares of our common stock used to exercise the underlying option plus, to the extent authorized by the compensation committee, the number of shares of our common stock used to satisfy any tax withholding requirement incident to the exercise of the option award. The grant of reload options will become effective on the exercise of the underlying nonqualified, incentive or reload option through the use of shares of U.S. Home Systems, Inc. held by the optionee for at least 12 months. Reload options are not intended to qualify as an incentive stock option under Section 422 of the Code.

The issuance of reload options is evidenced by their reference in the option agreement attendant to the option grant. Upon the exercise of a nonqualified or incentive stock option, the reload option will be evidenced by an amendment to the underlying option agreement.

The option price per share of U.S. Home Systems, Inc. common stock deliverable upon the exercise of a reload option is the fair market value of a share of U.S. Home Systems, Inc. common stock on the date the grant of the reload option becomes effective.

Each reload option is fully exercisable six months from the effective date of grant. The term of each reload option is equal to the remaining option term of the underlying nonqualified or incentive stock option.

No additional reload options will be granted to optionees when nonqualified, incentive and/or reload options are exercised following termination of the optionee’s employment.

Restricted Stock. Restricted stock awards entitle participants to acquire shares of U.S. Home Systems, Inc. common stock, subject to forfeiture by the recipient if the conditions specified in the applicable award agreement are not satisfied prior to the end of the applicable restriction period established for the award. Each restricted stock award will be granted pursuant to an agreement that will specify the terms pursuant to which the restricted stock will vest. These terms may be based on performance standards, periods of service, or other criteria, as the compensation committee may establish. Restricted stock awards may be granted either alone, in addition to or in tandem with other awards granted under the 2010 Stock Plan.

The compensation committee, in its sole discretion, will determine the time or times within which an award of restricted stock may be subject to forfeiture, the vesting schedule and the rights to acceleration thereof, and all other terms and conditions of the award. The compensation committee may, but is not required to, provide that vesting of such award will occur upon (1) the attainment of one or more performance goals or targets established by the compensation committee, which are based on (i) percentage increases in net revenue, (ii) earnings before or after interest, taxes, depreciation, and/or amortization, and (iii) operating income (which for purposes of this calculation is equal to net income as determined in accordance with GAAP plus stock compensation expense); (2) the continued employment or service with the Company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the compensation committee in its sole and absolute discretion; or (4) a combination of any of the foregoing. Subject to the applicable provisions of the award agreement and the 2010 Stock Plan, upon termination of a participant’s employment, or service or termination of a director as a member of the Board for any reason, all restricted stock subject to the award agreement may vest or be forfeited in accordance with the terms and conditions established by the compensation committee as specified in the award agreement. Each restricted stock award may, in the sole and absolute discretion of the compensation committee, have different forfeiture and vesting provisions.

Term; Amendments; Restrictions; Considerations

The 2010 Stock Plan will remain in effect until March 15, 2020, ten years after the date the 2010 Stock Plan was approved by our Board. No awards may be granted under the 2010 Stock Plan on or after that date. The Board or the compensation committee may amend or terminate the 2010 Stock Plan from time to time in such respects as the Board may deem advisable (including, but not limited to, amendments which the Board deems appropriate to enhance the Company’s ability to claim deductions related to stock option exercises); provided, that to the extent an amendment to the 2010 Stock Plan (1) increases the maximum number of shares available under the 2010 Stock Plan, (2) changes the class of individuals eligible to receive awards under the 2010 Stock Plan, or (3) requires stockholder approval under the rules of the NASDAQ Stock Market, such other exchange or quotation service upon which the Company’s common stock is either quoted or traded, or the SEC, stockholder approval will be required for any such amendment of the 2010 Stock Plan. Subject to the foregoing, the Board or compensation committee may amend the 2010 Stock Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the compensation committee to be inconsistent with the purpose of the 2010 Stock Plan or any award agreement.

Any amendment or termination of the 2010 Stock Plan will not impair the rights of participants under previously-granted awards and such awards will remain in full force and effect as if the plan had not been so amended or terminated, unless mutually agreed otherwise between the participant and the compensation committee, which agreement must be in writing and signed by the participant and the Company.

Changes in Capitalization and Similar Changes

If the outstanding shares of common stock are changed into or exchanged for a different number or kind of shares of stock or other securities or property of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares or otherwise), or if the number of such shares of common stock is increased by a stock dividend or stock split, there must be substituted for or added to each share of common stock theretofore reserved for the purposes of the plan, whether or not such shares are at the time subject to outstanding awards, the number and kind of shares of stock or other securities or property into which each outstanding share of common stock is so changed or for which it is so exchanged, or to which each such share is entitled, as the case may be. Outstanding awards will be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. No adjustment pursuant to these provisions will be deemed a repricing of an option or any other award. If there is any other change in the number or kind of the outstanding shares of common stock, or of any stock or other securities or property into which such common stock has been changed, or for which it has been exchanged, and if the compensation committee in its sole discretion determines that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of the plan, or in any award theretofore granted or which may be granted under the plan, then such adjustment will be made by the compensation committee and will be effective and binding for all purposes of the plan.

The compensation committee has the power, in the event of any change of control (as defined in the 2010 Stock Plan), to (1) amend all outstanding options to permit the exercise thereof in whole or in part at anytime, or from time to time, prior to the effective date of any such change of control and (2) to terminate each such option as of such effective date and pay each holder of such award an amount of cash per share equal to the excess, if any, of the change in control value (as hereinafter defined) of the shares subject to such option over the exercise price under such options for such shares. The “change in control value” is the per share price paid to stockholders of the Company in the change of control transaction, provided that in the event that the consideration offered to stockholders of the Company consists of anything other than cash, the compensation committee will determine, in its sole and absolute discretion, the fair cash equivalent portion of the consideration offered that is other than cash. Upon a change of control outstanding options will become fully vested and exercisable and any restrictions imposed on outstanding restricted stock awards will lapse.

The foregoing description of the 2010 Stock Plan is not complete and is qualified in its entirety by reference to the full text of the 2010 Stock Plan. The 2010 Stock Plan has been attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of the Company’s stockholders was held on June 17, 2010. At the annual meeting, our stockholders considered and voted on the following: (1) the election of five directors to serve until the next annual meeting or until their successors are duly elected and qualified; (2) the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; (3) the approval of the 2010 Stock Plan; and (4) the transaction of such business as may properly come before the meeting or any postponements or adjournments thereof. On April 21, 2010, the record date for the annual meeting, the Company had 7,135,783 outstanding shares of common stock of which 5,975,657 shares, or approximately 84% of the issued and outstanding shares of common stock, were represented by proxy or in person at the meeting, which was sufficient for a quorum.

PROPOSAL 1 – ELECTION OF DIRECTORS

All nominees are current directors of the Company and were re-elected at the Annual Meeting of Stockholders to serve until the next annual meeting or until their successors are duly elected and qualified. The results of the voting are set forth below:

DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Murray H. Gross	3,549,005	34,849	2,391,803
Donald A. Buchholz	3,314,180	269,674	2,391,803
Richard W. Griner	3,267,447	316,407	2,391,803
Larry A. Jobe	3,033,261	550,593	2,391,803
Kenneth W. Murphy	3,033,531	550,323	2,391,803

PROPOSAL 2 – RATIFICATION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010.

The Company’s stockholders ratified the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The results of the voting are as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,920,423	36,516	18,718	- 0 -

PROPOSAL 3 – APPROVAL OF 2010 EQUITY INCENTIVE PLAN.

The Company’s stockholders approved the Company’s 2010 Stock Plan, with a majority of the shares present in person or by proxy entitled to vote on, and voted for or against, voting for the 2010 Stock Plan pursuant to the Company’s Bylaws, Section 162(m) and Section 422(b) of the Code and Rule 5635(e)(4) of the NASDAQ Listing Rules. The results of the voting are as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,129,250	1,444,545	10,059	2,391,803

PROPOSAL 4 – TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The Company’s stockholders approved the transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof. The results of the voting are as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,467,748	1,232,338	275,571	- 0 -

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	U.S. Home Systems, Inc. 2010 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 23rd day of June, 2010 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/S/ MURRAY H. GROSS
Murray H. Gross President and Chief Executive Officer